SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 26, 2000

                              MARTIN COLOR-FI, INC.
             (Exact name of registrant as specified in its charter)


        South Carolina                   0-21340                57-0879569
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)


                306 Main Street, Edgefield, South Carolina 29824
                    (Address of principal executive offices)

Registrant's telephone number, including area code (803) 637-7000

                                       N/A

         (Former name or former address, if changed since last report.)



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Item 3.  Bankruptcy or Receivership

     (b)(1),(2) On June 26, 2000, the United States Bankruptcy for the District of South Carolina entered its Order confirming the Amended Plan of Reorganization filed by Martin Color-Fi, Inc. on May 17, 2000. The Order is subject to appeal for a period of ten days.

     (3) The Plan provides for the merger of Martin Color-Fi, Inc. with and into MCF Acquisition, Inc., a wholly-owned subsidiary of Dimeling, Schreiber and Park, a Pennsylvania general partnership. As a result of the merger, Dimeling, Schreiber and Park will become the owner of 100% of the voting securities of Martin Color-Fi, Inc. The transaction is subject to the conditions set forth in the Agreement and Plan of Merger, by and among Dimeling, Schreiber and Park, MCF Acquisition and Martin Color-Fi, Inc., dated as of February 29, 2000 and amended as of June 26, 2000.

     (4) As of the date of confirmation of the Plan, approximately 6,730,284 shares of Martin Color-Fi, Inc. common stock were outstanding. Upon consummation of the merger between MCF Acquisition, Inc. and Martin Color-Fi, Inc., all of such outstanding shares will be cancelled. The Plan does not provide for any recovery for existing shareholders. After the merger, Dimeling, Schreiber and Park will be the sole shareholder of Martin Color-Fi, Inc.

     (5) A balance sheet of Martin Color-Fi as of May 28, 2000 is set forth below.
                       MARTIN COLOR-FI, INC. BALANCE SHEET
                                  May 28, 2000
                                  (Unaudited)
                 Assets
Current Assets:

     Cash .......................................   $    522,336
     Escrow of sales proceeds ...................         67,914
     Accounts receivable, net ...................      7,878,007
     Inventories ................................     12,428,314
     Prepaid expenses ...........................        263,302
     Income tax receivable ......................      1,027,772
     Assets subject to compromise ...............        290,453
                                                    ------------
Total current assets ............................                  $ 22,478,098
                                                                   ------------
Property, plant and equipment, net ..............                    18,746,360
Due from subsidiary .............................                             -
Investment in subsidiary.........................                             -
Goodwill ........................................                             -
Other assets ....................................                     5,950,676
                                                                   ------------
Total assets ....................................                  $ 47,175,134
                                                                   ============
            Liabilities
Current Liabilities:
     Accounts payable and accrued expenses ......   $  2,092,130
     Liabilities subject to compromise ..........     56,664,856
                                                    ------------
Total current liabilities .......................                  $ 58,756,986

Other liabilities:
     Deferred income tax ........................   $  4,015,772
     Long-term debt subject to compromise .......         73,122
     Due to parent ..............................              -
     Other non-current liabilities ..............              -
                                                    ------------
Total liabilities ...............................                   $62,845,880

         Shareholders' equity
Capital stock ...................................   $    831,832
Paid in capital .................................     20,091,557
Retained earnings ...............................    (36,594,135)
                                                    ------------
Total shareholders' equity ......................                   (15,670,746)
                                                                    ------------
Total liabilities & shareholders equity .........                  $ 47,175,134
                                                                   =============

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Item 7.  Financial Statements and Exhibits.

Exhibit No.                   Description
(from Item 601
of Regulation S-K)

    2.1 Plan of Reorganization, filed May 17, 2000, and amendment thereto

    2.2 Agreement and Plan of Merger by and among Dimeling, Schreiber and Park, MCF Acquisition, Inc. and Martin Color-Fi, Inc., and amendment thereto.







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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MARTIN COLOR-FI, INC.
                                           -------------------------------------
                                                    (Registrant)


                                                s/Gregory W. Anderson
Date:  July 10, 2000                       By:----------------------------------
                                               Gregory W. Anderson
                                               Its Senior Vice President






































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


                                  EXHIBIT INDEX

Exhibit No.                    Description
(from Item 601
of Regulation S-K)

    2.1 Plan of Reorganization, filed May 17, 2000, and amendment thereto

    2.2 Agreement and Plan of Merger by and among Dimeling, Schreiber and Park, MCF Acquisition, Inc. and Martin Color-Fi, Inc., and amendment thereto.
















































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